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                                                                     EXHIBIT 4.1

PREFERRED STOCK                                                  PREFERRED STOCK

                                 CASMYN CORP.
                       FIRST CONVERTIBLE PREFERRED STOCK
                  2,500,000 AUTHORIZED SHARES PAR VALUE $.10
    NUMBER                                                            SHARES

_______________                                                  _______________

INCORPORATED UNDER THE LAWS
OF THE STATE OF COLORADO                                       CUSIP 147619 20 9



                                                                SEE REVERSE
                                                         FOR CERTAIN DEFINITIONS

     THIS CERTIFIES THAT

     Is The Registered Holder of

        fully paid and non-assessable shares of the First Convertible
                Preferred Stock, par value of $.10 per share of

                                  CASMYN CORP.

     transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or accompanied by a proper assignment. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation and the Bylaws of the Corporation, and all amendments thereto, copies of which are on file at the principal office of the Corporation and the Transfer Agent, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent.

          IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be hereunto affixed.


     Dated:


      _____________________________           ___________________________
           ASSISTANT SECRETARY                         PRESIDENT

                                  CASMYN CORP.
                                   CORPORATE
                                      SEAL
                                    COLORADO